SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS Investment Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

April 3, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of FS Investment Corporation (the “Company”) to be held on May 6, 2009 at 10:00 A.M., Eastern Time, at the offices of the Company located at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to elect eight directors of the Company and to ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. I will also report on the progress of the Company during the past year and respond to stockholders’ questions.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

Michael C. Forman
Chairman, President, Treasurer and
Chief Executive Officer

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of FS Investment Corporation (the “Company”), a Maryland corporation, will be held at the offices of the Company, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, on Wednesday, May 6, 2009 at 10:00 A.M. Eastern time (the “Annual Meeting”), for the following purposes:

1.    To elect eight members of the Board of Directors of the Company to serve until the next annual stockholder meeting or until their successors are elected and qualified.

2.    To ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.    To transact such other business as may properly come before the Annual Meeting, or any adjournments thereof.

The Board of Directors has fixed the close of business on March 11, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

The Company will furnish a copy of the proxy statement, sample proxy card and annual report, once available, upon request without charge by writing the Company at FS Investment Corporation, c/o DST Systems, Inc., 1055 Broadway, Ninth Floor, Kansas City, Missouri 64105 or by telephone at (877) 628-8575. The proxy statement, sample proxy card and annual report will also be available on the Company’s website at www.fsinvestmentcorp.com or by e-mailing info@fsinvestmentcorp.com. If you plan on attending the Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Meeting. To obtain directions to the Meeting, please call FS Investment Corporation at (877) 628-8575.

By Order of the Board of Directors,

Ryan Conley
Vice President and Secretary

April 3, 2009

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the Board of Directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to provide their vote by telephone or over the internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the annual meeting and voting in person.

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2009

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FS Investment Corporation (“Board” or “Directors”), a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. Eastern time on Wednesday, May 6, 2009, at the offices of the Company, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments thereof (the “Annual Meeting”). This Proxy Statement and the accompanying materials are being mailed to stockholders of record described below on or about April 3, 2009 and are available at www.fsinvestmentcorp.com.

All properly executed proxies representing shares of stock (“Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR the proposal to elect directors and FOR the proposal to ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accountant. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of a Fund are entitled to one vote for each Share held. Under the Company’s Amended and Restated Bylaws, one third of the number of Shares entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting. However, abstentions and broker non-votes are not counted as votes cast. In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

Record Date

The Board has fixed the close of business on March 11, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof. There were 986,986.830 shares of the Company’s common stock outstanding on the Record Date.

Vote Required

Election of Nominee Directors. Each Director shall be elected by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote.

Householding

The Company combines mailings for multiple accounts going to a single household by delivering to that address in a single envelope a copy of the document (annual reports, prospectuses, proxy statements, etc.) or other communications for all accounts who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the Securities and Exchange Commission’s (the “SEC”) requirements. If you do not want us to continue consolidating your Company mailings and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, DST Systems, Inc. at (877) 628-8575 or send mail to FS Investment Corporation, c/o DST Systems, Inc., 1055 Broadway, Ninth Floor, Kansas City, Missouri 64105.

Voting

You may vote by telephone or over the Internet using the toll-free telephone number or web address printed on your proxy card. These options require you to input the control number located on your proxy card. After inputting the control number, you may enter your vote on the proposal. You will have an opportunity to review your vote and make any necessary changes before submitting your vote and terminating the telephone call or Internet link.

When mailing your proxy card, you are requested to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 10:00 A.M. Eastern time on May 6, 2009.

The Company will furnish a copy of the most recent annual report, once available, upon request without charge by writing the Company at FS Investment Corporation, c/o DST Systems, Inc., 1055 Broadway, Ninth Floor, Kansas City, Missouri 64105 or by telephone at (877) 628-8575. The annual report will also be available on the Company’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov or by e-mailing info@fsinvestmentcorp.com.

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing, and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card. The Company has requested that brokers, nominees, fiduciaries, and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone, facsimile transmission, or telegram by directors, officers, or regular employees of the Company (without special compensation therefor). The Company has also retained PNC Global Investment Servicing (U.S.) Inc. to assist in the solicitation of proxies for a fee of approximately $3,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 11, 2009, the beneficial ownership of the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon information furnished by the Company’s transfer agent and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. The Company’s address is 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania, 19104.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Interested Directors
David J. Adelman	27,778.000	2.81%
Michael C. Forman	83,334.000	8.44%
Michael Heller	10,000.523	1.01%

Independent Directors
Gregory P. Chandler	None	None
Barry H. Frank(3)	11,002.938	1.11%
Thomas Gravina	None	None
Paul Mendelson	3,889.017	*
Gerald Stahlecker	None	None

Executive Officers
Salvatore Faia	None	None
Charles Jacobson	None	None
Ryan D. Conley	555.58	*

Executive Officers and Directors as a group		13.84%

Philadelphia College of Osteopathic Medicine Foundation 4180 City Ave Philadelphia, PA 19131-1695	166,669.571	16.89%

Jeff S. and Leonor R. Rosenblum	77,784.464	7.88%

*	Represents less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Based on a total of 986,986.830 shares of the Company’s common stock issued and outstanding on March 11, 2009.
(3)	Includes 5,502.090 shares held in trust and 5,500.848 shares held by spouse in trust.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, stockholders are being asked to consider the election of the current Directors of the Company. Pursuant to the Company’s Bylaws, the Board of Directors may modify the number of members of the Board provided that the number of directors will not be fewer than the minimum number required by the Maryland General Corporation Law or greater than twelve, unless otherwise permitted by law. Directors are elected annually for a term of one year, and serve until their successors are elected and qualified. The Board of Directors is currently comprised of eight Directors.

The directors named below have been nominated for election by the Board of Directors for a one-year term expiring in 2010. Each director has agreed to serve as a director if elected and has consented to be named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

Information about Director Nominees and Executive Officers

Certain information as of April 3, 2009, pertaining to the director nominees and executive officers of the Company is set forth below. The Board oversees the Company’s business and investment activities and is responsible for protecting the interests of the Company’s stockholders. The term “executive officer” means the president, any vice president in charge of a principal business unit, division, or function, or any other officer who performs a policy making function.

Director Independence

A majority of the Board of Directors are not “interested persons” of the Company or its investment adviser as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”). These individuals are referred to as the Company’s independent directors (“Independent Directors”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The Board of Directors has determined that the following director nominees are independent: Messrs. Chandler, Frank, Gravina, Mendelson, and Stahlecker. Based upon information requested from each director concerning his background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material business or professional relationship with the Company, other than in his capacity as a member of the Board of Directors or any Board committee or as a shareholder.

INDEPENDENT DIRECTORS

Name, Address[1], Age and Position(s) with Company	Term of Office[2] and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Gregory P. Chandler Age: 42 Director	Since 2008

Gregory P. Chandler currently serves as managing director in the Investment Banking Department of Janney Montgomery Scott LLC, a large regional investment bank/brokerage firm headquartered in Philadelphia. Mr. Chandler joined Janney Montgomery Scott in 1999 and has headed up the Business & Technology Solutions practice since 2004. Mr. Chandler has extensive experience in valuations and in negotiating debt, equity and mergers and acquisitions transactions in a variety of industries with both public and private companies. Prior to joining Janney Montgomery Scott, Mr. Chandler was a consultant at PricewaterhouseCoopers advising companies in restructuring their back office financial operations. In addition, at Coopers and Lybrand he was an auditor in the Investment Company practice where he managed audits of mutual funds, hedge funds, and venture capital funds. He joined Coopers and Lybrand in 1995 after attending business school. Prior to business school, Mr. Chandler served as a logistics officer in the United States Army. Mr. Chandler received his MBA from Harvard Business School and a B.S. in Engineering from the United States Military Academy at West Point. Mr. Chandler is a Certified Public Accountant and currently sits on the Board of Emtec, Inc., a publicly traded company, and also chairs its audit committee.

Emtec, Inc.
Barry H. Frank Age: 70 Director	Since 2008

Barry H. Frank is a partner in the law firm of Archer & Greiner, P.C. (formerly Pelino & Lentz, P.C.) where he has been a partner since he joined the firm in February 2003. Prior to joining Archer & Greiner, P.C., Mr. Frank was a partner in the law firm of Schnader, Harrison, Segal & Lewis from May 2000 through January 2003. Previously, Mr. Frank had been a partner in the law firm of Mesirov, Gelman, Jaffe, Cramer & Jamieson from 1987 until 2000, when Mesirov Gelman merged with Schnader. From 1975 through 1987 Mr. Frank was a partner in the law firm of Pechner, Dorfman, Wolfe, Rounick & Cabot. Mr. Frank has focused his practice on business and corporate taxation, business and estate planning. Mr. Frank received a B.S. from Pennsylvania State University and a J.D. from the Temple University School of Law. Mr. Frank served on the Board of Directors of Deb Shops, Inc., formerly listed on NASDAQ, from 1989 through 2007, when the company was acquired by a private equity group. He also served on the audit committee of Deb Shops, Inc. from 1989 through 2007 and was chairman of the audit committee from 1989 through 2003.

None

Name, Address[1], Age and Position(s) with Company	Term of Office[2] and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Thomas Gravina Age: 47 Director	Since 2009

Thomas Gravina currently serves as chairman of GPX Enterprises, L.P., a private investment firm, and chairman of GPX Realty Partners, L.P., a private real estate and investment advisory firm, of which he has served as chairman since co-founding both companies in 2005. Mr. Gravina also currently serves as chairman and chief executive officer of Evolve IP, LLC, a private communications company, which he co-founded in December 2006. Previously, from 2000 to 2005 Mr. Gravina served as president and chief executive officer of ATX Communications, Inc., a publicly traded communications company; from 2005 to 2006 Mr. Gravina also served as chairman of the board of directors of ATX Communications. Mr. Gravina led the multi-billion dollar merger in 2000 between publicly traded CoreComm Limited and Voyager.net, and privately held ATX Telecommunications Services, of which he was Co-Chief Executive Officer and Co-Founder since 1987. Mr. Gravina is a member of the board of directors and chairman of the audit committee of the Philadelphia College of Osteopathic Medicine and is a member of several other charitable and civic boards. Mr. Gravina received his B.S. in Business Administration from Villanova University.

None
Paul Mendelson Age: 62 Director	Since 2008

Paul Mendelson currently serves as chief financial officer of Lincoln Investment Planning, Inc., a broker/dealer and registered investment advisor, and has served in such capacity since 1994. In this capacity, Mr. Mendelson is responsible for all financial reporting, controls, planning and regulatory issues. His activities also include acquisitions, consulting with branch offices, negotiating leases and other contracts, and as a member of the executive committee participating in strategic planning. From 1996 to 1999, Mr. Mendelson also led the technology and operations divisions of Lincoln Investment Planning. Prior to joining Lincoln Investment Planning in 1994, Mr. Mendelson spent 20 years in various positions including controller, chief financial officer, vice president, president and trustee for a group of commonly-owned privately held businesses including manufacturing, retail, service and real estate. Prior to this, Mr. Mendelson spent two years with Arthur Anderson and Company, an international public accounting firm. Mr. Mendelson received a B.S. degree in Accounting from Lehigh University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants and holds a Series 27 Securities License.

None

Name, Address[1], Age and Position(s) with Company	Term of Office[2] and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Gerald Stahlecker Age: 43 Director	Since 2008

Gerald Stahlecker currently serves as managing director and chief operating officer of the Radcliffe Group, which manages hedge funds through its affiliated entities, and is the co-chair of its investment committee. Mr. Stahlecker joined the Radcliffe Group in May 1998, became a director in January 2000 and has been a principal since July 2002. Mr. Stahlecker has extensive experience in structuring and negotiating investment transactions on behalf of investors and issuers and has participated in numerous distressed and special situation restructurings on behalf of investors. Prior to joining the Radcliffe Group, from 1992 to 1998 Mr. Stahlecker was an attorney at Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, a Philadelphia-based law firm, where he practiced corporate and securities law. While at Klehr, Harrison, Mr. Stahlecker represented hedge funds, venture capital funds and other institutional investors pursuing structured equity and debt investments in public and private companies. Prior to attending law school, from 1987 to 1989 Mr. Stahlecker worked as a senior analyst at Furash & Company, a consulting and investment boutique in Washington, D.C., where he advised clients regarding mergers and acquisitions, restructurings, asset/liability management and strategic planning. Mr. Stahlecker received his B.S. in Industrial Management, with concentrations in Finance and Strategic Planning, from Carnegie Mellon University and his J.D. from Villanova University Law School, where he was an Editor of the Villanova University Environmental Law Journal. Mr. Stahlecker also serves on the Board of Trustees and is a member of the Development Committee of The Philadelphia School.

None

INTERESTED DIRECTORS[3]

Name, Address[1], Age and Position(s) with Company	Term of Office[2] and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Michael C. Forman Age: 48 President, Treasurer, Chief Executive Officer and Chairman of the Board of Directors	Since 2008

Michael C. Forman has been our president and chief executive officer since inception as well as the chief executive officer of FB Income Advisor, LLC since its inception. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that invests in private equity, senior and mezzanine debt, and real estate and has served as managing general partner since inception. Mr. Forman has served as a director of a number of FB Capital Partners, L.P.’s portfolio companies. In 2007, Mr. Forman co-founded Franklin Square Holdings, LP, and helped to develop Valley View Downs, a planned racing, gaming and entertainment complex in Western Pennsylvania. In 2003, Mr. Forman also co-founded and served as chairman of the board and chairman of the investment committee of Preferred Capital LLC, a private company formed to invest in senior secured debt, and organized HWC Investments, LLC, a Colorado-based gaming development company. Prior to co-founding FB Capital Partners and Preferred Capital LLC, from 1986 to 2003, Mr. Forman was an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 to 2003, and since 2004 he has been Of Counsel. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University. He is a member of a number of civic and charitable boards, including the Eastern Technology Council of Pennsylvania, the Philadelphia chapter of Habitat for Humanity, the Murex group, and the Philadelphia International Airport Advisory Board.

None
David J. Adelman Age: 37 Director	Since 2008

David J. Adelman serves as vice chairman of FB Income Advisor, LLC and, together with Mr. Forman, will be responsible for developing and implementing our investment strategy. Mr. Adelman has served as the president and chief executive officer of Philadelphia-based Campus Apartments, Inc. since 1999. Campus Apartments develops, manages, designs, and privately finances more than 220 upscale housing for colleges and universities across the United States. In addition to his duties as president and chief executive officer of Campus Apartments, Mr. Adelman is the vice chair of University City District Board of Directors, the President of the Apartment Association of Greater Philadelphia, board member of Hyperion Bank and the National Multi Family Council (NMHC), member of the Executive Committee of the Urban Land Institute’s Philadelphia Chapter and a member of the Young President’s Organization. Mr. Adelman received his B.A. in Political Science from Ohio State University.

None

Name, Address[1], Age and Position(s) with Company	Term of Office[2] and Length of Time Served	Principal Occupation(s)	Other Public Directorships Held by Director
Michael Heller Age: 44 Director	Since 2008

Michael Heller is a shareholder at the law firm of Cozen O’Connor, where he serves as the Chairman of the Firm’s Business Law Department, is a member of its Management Committee and heads the Firm’s Emerging Business and Venture Capital practice group. Mr. Heller is a corporate and securities lawyer whose practice is devoted to representing private equity and venture capital funds as well as counseling entrepreneurs and middle-market businesses in various corporate matters, including the structuring of capital-raising transactions and merger and acquisition transactions. Prior to becoming the Chairman of the Business Law Department in 2006, Mr. Heller served as Vice-Chairman of the Firm’s Business Law Department from 2002 until 2006. Mr. Heller is a member of the Board of Directors of Cozen O’Connor; Hanover Fire and Casualty Insurance Company, a privately held property and casualty insurance company; and Open Acquisition Corp., a newly organized blank check company formed for the purpose of effecting an acquisition or similar business combination with one or more domestic or international operating businesses or assets. Mr. Heller received a B.S. in Accounting, summa cum laude, from The Pennsylvania State University, and a J.D., magna cum laude, from Villanova University, where he was a Law Review editor and a member of the Order of the Coif.

Open Acquisition Corp.

OFFICERS WHO ARE NOT DIRECTORS

Name, Address[1], Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held by Officer
Salvatore Faia Age: 46 Chief Compliance Officer	Since 2008

Salvatore Faia has been our chief compliance officer since inception. Since 2004, Mr. Faia has served as the president of Vigilant Compliance Services, a full service compliance firm serving mutual funds and the investment industry. In connection with his role as president of Vigilant Compliance Services, he currently serves as chief compliance officer for a number of mutual funds and investment advisers. From 2002 to 2004, Mr. Faia served as Senior legal counsel for PFPC Worldwide, and from 1997-2001 was a partner in Pepper Hamilton LLP’s Philadelphia Office. Mr. Faia has extensive experience with mutual funds, hedge funds, investment advisers, broker dealers and the investment management industry. In addition to being an experienced 1940 Act and Advisers’ Act attorney, he is a Certified Public Accountant, and holds various NASD Securities Licenses. Mr. Faia is a Member of the Investment Company Institute’s Chief Compliance Officer Committee. Mr. Faia graduated from La Salle University and received his J.D. from the University of Pennsylvania Law School.

N/A
Charles Jacobson Age: 37 Chief Financial Officer	Since 2008

Charles Jacobson joined the Company as our chief financial officer in October 2008. Since 2007, Mr. Jacobson has served as the Managing Director of the Pine Hill Group, LLC, a consulting firm which he co-founded, providing management level finance and accounting services to middle market public and private companies. Previously, from 2001 to 2007, Mr. Jacobson worked for ATX Communications, Inc. (“ATX”), becoming the organization’s senior vice president of finance where he was responsible for managing ATX’s finance organization. Prior to working for ATX, Mr. Jacobson held senior managerial audit positions with Ernst & Young LLP from 1999 to 2000 and with BDO Seidman, LLP from 1996 to 1999, where he was responsible for audit engagements of private, pre-IPO and publicly traded companies in a variety of different industries. Mr. Jacobson began his professional career in 1993 at a regional public accounting firm where he performed audits on governmental entities. Mr. Jacobson is a Certified Public Accountant and holds a B.S. in Accounting from Rutgers University.

N/A

Name, Address[1], Age and Position(s) with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held by Officer
Ryan Conley Age: 27 Vice President and Secretary	Since 2008

Ryan D. Conley has been our vice president and secretary since inception and serves as vice president of FB Income Advisor, LLC, reporting directly to Messrs. Forman and Adelman. From 2006 to 2008, Mr. Conley served as analyst at FB Capital Partners, where he was responsible for evaluating, executing and monitoring income-oriented private equity investments. From 2004 to 2006, Mr. Conley was first an associate, and later a senior associate in the Investment Banking Group at Janney Montgomery Scott LLC, where he was responsible for providing valuation analysis, transaction execution and advisory services to companies in the water and energy industries. His investment and advisory experience includes private equity and debt investments, public equity and debt offerings, mergers, acquisitions and other corporate finance assignments totaling more than $1.8 billion in transaction value. Mr. Conley holds a B.A. in Economics from Swarthmore College.

N/A

[1]	The address for each officer and director is c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104.
[2]	Directors serve for a term until the earliest of the next annual meeting of stockholders and the election and qualification of their successors, or their: (i) removal, (ii) resignation or (iii) death.
[3]

“Interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”). Messrs. Forman and Adelman are each an “interested person” because of their affiliation with FB Income Advisor, LLC, which acts as the Company’s investment adviser. Mr. Heller is an “interested person” because of his material professional relationship with Mr. Forman.

Set forth in the table below is the dollar range of equity securities beneficially owned by each Director as of March 11, 2009.

Name of Director	Dollar Range of Equity Securities in the Company[1,2]

Independent Directors
Gregory P. Chandler	None
Barry H. Frank	$10,001-$50,000
Thomas Gravina	None
Paul Mendelson	$10,001-$50,000
Gerald Stahlecker	None

Interested Directors
Michael C. Forman	Over $100,000
David J. Adelman	Over $100,000
Michael Heller	$50,001-$100,000

[1]	The dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.
[2]	Beneficial ownership determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the “Exchange Act”).

No compensation was paid to the Company’s Directors in connection with their board service during the fiscal year ended December 31, 2008. See “Compensation Discussion and Analysis” for information regarding executive officers’ compensation. The Directors have agreed to waive their fees until July 2009. Thereafter, each Independent Director receives from the Company an annual retainer of $25,000 and $1,000 for each Board and committee meeting attended, and is also reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. Each chairman of the various Board committees receives an additional annual retainer of $5,000. No Director or executive officer receives pension or retirement benefits from the Company.

Committees of the Board

The Board has established a standing audit committee and a standing valuation committee. The Board met two times during the fiscal year ended December 31, 2008. Each Director attended at least 75% of the aggregate of: (i) all regular meetings of the Board held during the period from May 13, 2008 through December 31, 2008; and (ii) all meetings of the Audit Committee of the Board held during the same period, with the exception of Michael Heller and David Adelman who attended one out of two Board meetings and Barry Frank who did not attend the one Audit Committee meeting. The Company does not have a formal policy regarding Director attendance at an annual meeting of stockholders.

The Board has established an Audit Committee that operates pursuant to a charter, consisting of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Chandler (Chairman), Frank and Stahlecker, each an Independent Director of the Company. The Board has determined that Mr. Chandler is an Audit Committee Financial Expert as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934. The functions performed by the Audit Committee are to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee held one meeting during the fiscal year ended December 31, 2008. The Audit Committee Charter is available on the Company’s website at www.fsinvestmentcorp.com.

The Board has established a Valuation Committee consisting of four members, including a Chairman of the Valuation Committee. The Valuation Committee members are Messrs. Stahlecker (Chairman), Frank, Heller, and Mendelson. The functions performed by the Valuation Committee are to establish guidelines and make recommendations to the Board on valuation matters. The Valuation Committee did not hold any meetings during the fiscal year ended December 31, 2008.

The Board has not established a standing nominating committee and has neither a nominating committee charter nor a policy with respect to the consideration of Director candidates recommended by stockholders. It is the view of the Board that the Independent Directors are responsible for selecting and nominating Independent Directors and that it is not necessary to establish a separate nominating committee. The Board will consider Director candidates recommended by stockholders and submitted in accordance with applicable law and procedures as described in the section of this Proxy Statement titled “Submission of Stockholder Proposals.” The Board believes that it is in the best interest of the Company and its stockholders to obtain highly qualified candidates to serve as members of the Board. The Board has not established a formal process for identifying candidates where a vacancy exists on the Board. In nominating candidates, the Board will take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with investment companies and other organizations of comparable purpose, complexity, size and subject to similar legal restrictions and oversight, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof. The Independent Director nominees were selected and nominated by the Independent Directors, and the other Director nominees were recommended by the Company’s investment advisor and approved by the entire Board. The nomination of Mr. Gravina was recommended by Mr. Forman, who serves as the Chairman of the Board, President, Treasurer and Chief Executive Officer of the Company, and approved by the entire Board.

The Board has not established a standing compensation committee because the executive officers do not receive any direct compensation from the Company.

Communications Between Stockholders and Board of Directors

The Board of Directors welcomes communications from the Company’s stockholders. Stockholders may send communications to the Board of Directors, or to any particular director, to the following address: c/o FS Investment Corporation, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104. Stockholders should indicate clearly the Director or Directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate Director(s).

Code of Conduct

The Company has adopted a code of conduct which applies to, among others, its officers, including its President and its Chief Financial Officer, as well as the members of the Board of Directors. The Company’s code of conduct can be accessed via the Company’s website at www.fsinvestmentcorp.com by clicking on “Corporate Governance” at the bottom of the page. The Company intends to disclose any amendments to or waivers of required provisions of the code of conduct on Form 8-K.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. Services necessary for the Company’s business are provided by individuals who are employees of the Company’s investment adviser, FB Income Advisor LLC (“FB Advisor”) or by individuals who were contracted by the investment adviser to work on behalf of the Company, pursuant to the terms of an investment advisory and administrative services agreement. Each of the Company’s executive officers is an employee of FB Advisor or an outside contractor, and the day-to-day investment operations and administration of the portfolio are managed by FB Advisor. In addition, the Company reimburses FB Advisor for the Company’s allocable portion of expenses incurred by FB Advisor in performing its obligations under the investment advisory and administrative services agreement, including the allocable portion of the cost of the Company’s officers and their respective staffs determined under the investment advisory and administrative services agreement.

Under the terms of the Company’s investment advisory and administrative services agreement there was no liability on the part of the Company for the offering or organization costs funded by FB Advisor until the investment advisory and administrative services agreement became effective on January 2, 2009 upon meeting the minimum offering requirement of $2.5 million in gross proceeds from investors who are not affiliated with the Company or the Company’s investment adviser. FB Advisor is entitled to receive 1.5% of gross proceeds raised until all offering costs and organization costs described above and any future offering or organization costs funded by FB Advisor have been recovered. The minimum reimbursement to FB Advisor for such fees is $125,000. The Company paid the minimum reimbursement of $125,000 to FB Advisor on January 7, 2009.

The investment advisory and administrative services agreement provides that FB Advisor and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Company’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by the investment adviser, and FB Advisor be held harmless for any loss or liability suffered by the Company, if (i) FB Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) FB Advisor was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence or misconduct by FB Advisor or an affiliate thereof acting as the Company’s agent, and (iv) the indemnification or agreement to hold FB Advisor harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Certain Relationships and Related Transactions

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company has a code of conduct that generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the code of conduct can generally only be obtained from the Chief Compliance Officer, the Chairman of the Board of Directors or the Chairman of the Audit Committee of the Board of Directors and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee of the Board of Directors is required to review and approve all related- party transactions (as defined in Item 404 of Regulation S-K).

The Company has entered into an investment advisory and administrative services agreement with FB Advisor. Pursuant to the investment advisory and administrative services agreement, the Company will pay FB Advisor a base management fee and an incentive fee. The investment adviser also receives reimbursement from the Company for the portion of its employees’ time allocable to administrative activities of the Company, subject to certain limitations.

Mr. Forman, the Company’s Chief Executive Officer, also serves as Chief Executive Officer of FB Advisor, and Mr. Adelman serves as vice chairman of FB Advisor. In addition, Mr. Forman owns 75% of FB Advisor and Mr. Adelman owns the remaining 25%.

FS2 Capital Partners, the Company’s dealer manager, is an affiliate of FB Advisor. In addition, employees of FB Advisor simultaneously provide investment advisory services to FB Capital Partners, LP. FB Capital Partners was organized for the purpose of sourcing and managing income-oriented investments for institutions and high net worth individuals. FB Capital Partners is no longer actively raising capital for any accounts aside from the Company. The investors of past vehicles sponsored by FB Capital Partners are accredited investors or qualified purchasers. FB Advisor may determine it appropriate for the Company and one or more other investment accounts managed by FB Advisor, the Company’s sub-adviser GSO/Blackstone Debt Funds Management LLC, a subsidiary of GSO Capital Partners LP (“GDFM”), or any of their respective affiliates to co-invest in an investment opportunity. To the extent the Company is able to make co-investments with GDFM or its affiliates consistent with the 1940 Act, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among the Company and the other participating accounts.

To mitigate these conflicts, FB Advisor and GDFM will seek to execute such transactions for all of the participating investment accounts, including the Company, on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments and the investment programs and portfolio positions of the Company, the clients for which participation is appropriate and any other factors deemed appropriate.

The Company’s affiliate, Franklin Square Holdings, L.P. (“Franklin Square Holdings”), has agreed to reimburse the Company for expenses in an amount that is sufficient to ensure that the Company’s net investment income and net short-term capital gains are equal to or greater than the cumulative distributions paid to the Company’s stockholders in each quarter. Under this arrangement, no portion of the Company distributions is expected to represent a return of capital for the Company’s stockholders. Franklin Square Holdings expects to continue such reimbursements for at least the next two quarters, and intends to continue such reimbursements thereafter until it deems that the Company has achieved scale that is sufficient to ensure that the Company bears a reasonable level of expenses in relation to the Company’s income. The specific amount of expenses reimbursed by the Company’s sponsor will be calculated at the end of each quarter. Franklin Square Holdings is controlled by Messrs. Forman and Adelman.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the Securities and Exchange Commission and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to such persons were met in a timely manner with the following exception: Mr. Faia’s initial holdings report was filed on October 16, 2008 and therefore not filed within 10 days of becoming an access person of the Company on September 18, 2008.

Required Vote

Each director shall be elected by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTORS.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP (“McGladrey & Pullen”), 512 Township Line Road, One Valley Square, Suite 250, Blue Bell, PA 19422 has been selected to serve as the Company’s independent accountants for the fiscal year ending December 31, 2009. McGladrey & Pullen acted as the independent accountants for the Company for the fiscal year ended December 31, 2008. The Company knows of no direct financial or material indirect financial interest of McGladrey & Pullen in the Company. A representative of McGladrey & Pullen will be available by telephone to answer questions during the Meeting and will have an opportunity to make a statement if they desire to do so.

Fees

Set forth in the table below are audit fees and non-audit related fees billed to the Company by McGladrey & Pullen for professional services performed for the Company’s fiscal year ended December 31, 2008.

Fiscal Year	Audit Fees	Audit-Related Fees*	Tax Fees**	All Other Fees***
2008	$22,500	$108,395	$4,675	$—

* “Audit-Related Fees” are those fees billed to the Company by McGladrey & Pullen for out-of-pocket expenses relating to audit services provided by McGladrey & Pullen.

** “Tax Fees” are those fees billed to the Company by McGladrey & Pullen in connection with tax consulting services, including primarily the review of the Company’s income tax returns.

*** “All Other Fees” are those fees billed to the Company by McGladrey & Pullen in connection with permitted non-audit services.

The Company’s Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the independent auditors for audit services and permitted non-audit services for the Company and for permitted non-audit services for the Company’s investment adviser and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. All of the audit and non-audit services described above for which McGladrey & Pullen billed the Company for the fiscal year ended December 31, 2008 were pre-approved by the Audit Committee.

Audit Committee Report1

Commencing with the quarter ended September 30, 2008, as part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm the Company’s financial statements filed with the Commission as of and for the three and nine months ended September 30, 2008 and as of and for the year ended December 31, 2008. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee of the Board has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The Audit Committee received and reviewed the written disclosures from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with Audit Committees concerning independence, and has discussed with the firm its independence. The Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Commission. The Audit Committee also recommended the selection of McGladrey & Pullen, LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2009.

March 25, 2009

The Audit Committee
Gregory P. Chandler, Chair
Barry H. Frank
Gerald Stahlecker

[1]	The material in this report is not “soliciting material” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of McGladrey & Pullen to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the result of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF MCGLADREY & PULLEN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company’s Bylaws require the Company to hold an annual stockholders meeting for the election of Directors and the transaction of any business within the powers of the Company on a date and at a time set by the Board. In addition, the Company will hold special meetings as required or deemed desirable, or upon the request of holders of at least 10% of the Company’s outstanding Shares entitled to vote. Any stockholder who wishes to submit a proposal for consideration at a subsequent stockholders meeting should mail the proposal promptly to the Secretary of the Company. Any proposal to be considered for submission to stockholders must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and must be received by the Company in accordance with the Company’s Bylaws and any other applicable law, rule, or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

Pursuant to the Company’s Bylaws, for a Director nomination or other business to be considered for the next annual meeting of stockholders, notice must be provided in writing and delivered to the Secretary of the Company at the Company’s principal executive office before January 3, 2010 but not before December 4, 2009. The timely submission of a proposal does not guarantee its inclusion.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR, SUB-ADVISER, DEALER MANAGER

AND SUB-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator, sub-adviser, dealer manager, and sub-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	SUB-ADVISER	DEALER MANAGER	SUB-ADMINISTRATOR
FB Income Advisor, LLC Cira Centre 2929 Arch Street, Suite 675 Philadelphia, PA 19104	GSO Debt Funds Management LLC 345 Park Avenue New York, NY 10154	FS Capital Partners Cira Centre 2929 Arch Street, Suite 675 Philadelphia, PA 19104	PNC Global Investment Servicing (U.S.) Inc. One PNC Plaza 249 Fifth Ave, 5th Floor Pittsburgh, PA 15222

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD BY RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD TO PROVIDE VOTING INSTRUCTION BY TELEPHONE OR OVER THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Vote this proxy card TODAY! Your prompt response will save the expense of additional mailings.

FS INVESTMENT CORPORATION

Cira Centre, 2929 Arch Street, Suite 675

Philadelphia, Pennsylvania 19104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FS Investment Corporation (“Board” or “Directors”), a Maryland corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M. Eastern time on Wednesday, May 6, 2009, at the offices of the Company, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, Pennsylvania 19104, and any adjournments thereof (the “Annual Meeting”). This Proxy Statement and the accompanying materials are being mailed to stockholders of record described below on or about April 3, 2009 and are available at www.fsinvestmentcorp.com.

All properly executed proxies representing shares of stock (“Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR the proposal to elect directors and FOR the proposal to ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accountant. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors knows of no other business to be presented at the meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET	Dated

Signature(s) (Title(s), if applicable)	(Sign in the Box)
Note: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.

FS-PXC-0509

Please refer to the Proxy Statement discussion of this matter. IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.
As to any other matter, said attorneys shall vote in accordance with their best judgment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:
	Please fill in box(es) as shown using black or blue ink or number 2 pencil. ¡		FOR all nominees listed (except as noted on the line at left		WITHHOLD authority to vote for all nominees
PLEASE DO NOT USE FINE POINT PENS.
1.	To elect the nominees specified below as Directors:
	(01) David J. Adelman	(05) Thomas Gravina	☐		☐
	(02) Gregory P. Chandler	(06) Paul Mendelson
	(03) Michael C. Forman	(07) Michael Heller
	(04) Barry H. Frank	(08) Gerald Stahlecker

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line above.)

			FOR	AGAINST	ABSTAIN

2.	To ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.		☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting, or any adjournments thereof.		☐	☐	☐

	PLEASE SIGN ON REVERSE SIDE				FS-PXC-0509